Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(59,513,270)
Unrealized Gain (Loss) on Market Value of Futures	1,291,680
Dividend Income	18,179
Interest Income	68,600
ETF Transaction Fees	13,300
Total Income (Loss)	$(58,121,511)

Expenses
General Partner Management Fees	$56,110
Professional Fees	12,272
Brokerage Commissions	29,824
Non-interested Directors' Fees and Expenses	1,129
Prepaid Insurance Expense	734
Total Expenses	100,069
Expense Waiver	(32,187)
Net Expenses	$67,882
Net Income (Loss)	$(58,189,393)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/20	$73,780,598
Additions (11,100,000 Shares)	109,947,865
Withdrawals (100,000 Shares)	(1,156,067)
Net Income (Loss)	(58,189,393)

Net Asset Value End of Month	$124,383,003
Net Asset Value Per Share (15,600,000 Shares)	$7.97

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596